                                                                     EXHIBIT 4.3

                       FRIEDMAN INDUSTRIES, INCORPORATED

                     1995 Non-Employee Director Stock Plan


SECTION 1.  Purpose.

         The purpose of the Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan is to promote the interests of Friedman Industries, Incorporated and its shareholders by providing it with a mechanism to enable the Company to attract and retain persons with outstanding qualifications to serve as directors of the Company and to provide the directors with a financial interest in the Company through the ownership of stock of the Company.

SECTION 2.  Definitions.

         (A) "Award" shall mean an award of Common Stock pursuant to Section 6 of the Plan.

         (B)  "Board" shall mean the Board of Directors of the Company.

         (C)  "Committee" shall mean a committee of one or more Employee
Directors.

         (D) "Common Stock" shall mean the Common Stock of the Company, $1.00 par value per share, subject to adjustment pursuant to Section 10 of the Plan.

         (E) "Company" shall mean Friedman Industries, Incorporated, a Texas corporation.

         (F) "Employee Director" shall mean a member of the Board who is a full-time employee of the Company.

         (G) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (H) "Grant Date" shall mean the date on which an Award of Common Stock is granted to an Outside Director pursuant to Section 6 of the Plan.

         (I) "Outside Director" shall mean a member of the Board who is not a full-time employee of the Company.

         (J) "Plan" shall mean this Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan.

         (K) "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 3.  Administration.

         The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to determine the eligibility for, the number of shares of Common Stock to be covered by or the timing of Awards to be granted pursuant to the Plan. The Committee's interpretations and actions, except as otherwise determined by the Board, shall be final, conclusive and binding on all persons for all purposes. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

         No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

SECTION 4.  Eligibility.

         The only persons eligible to participate in the Plan shall be Outside Directors. An Employee Director who retires from employment with the Company shall become eligible to participate in the Plan and shall be entitled to receive an award upon re-election as an Outside Director as provided in Section 6 hereof.

SECTION 5.  Stock Subject to the Plan.

         There shall be reserved for Awards under the Plan an aggregate of 10,000 shares of Common Stock. Such shares shall be, in whole or in part, authorized but unissued shares of Common Stock or previously issued and outstanding shares that have been reacquired by the Company.

SECTION 6.  Grants of Awards.

         Subject to shareholder approval of this Plan, on September 1, 1995, each Outside Director shall be granted 400 shares of Common Stock without any further action required to be taken by the Board or any committee of the Board. On each September 1 thereafter, for so long as this Plan is in effect and shares are available for the grant of Awards hereunder, there shall be granted to each Outside Director who has served as a director of the Company for at least the 12 immediately preceding calendar months, 400 shares of Common Stock.

         Awards of Common Stock under this Plan shall be in consideration of the past services of each such Outside Director to the Company, which services are found to have a value in excess of the aggregate par value ($1.00 per share) of the Common Stock subject to such Award.

SECTION 7.  Mergers and Other Corporate Changes.

         The existence of this Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company merges or consolidates with another corporation and is not a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets, this Plan automatically terminates on the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be.

SECTION 8.       Requirements of Law.

         The shares issued under this Plan have not been registered under the Securities Act. Each certificate for such shares may bear the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act:

         "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the issuance of shares pursuant hereto to comply with any law or regulation of any governmental authority.

         Shares received under the Plan may be deemed "restricted securities" for purposes of the Securities Act and, accordingly, sales by the recipient thereof may be subject to satisfaction of a holding period specified in Rule 144 promulgated under the Securities Act.

SECTION 9.  Withholding Taxes.

         At the time of any Award hereunder, the Outside Director shall pay to the Company, or the Company may deduct from any other compensation payable to such Outside Director, the amount of any federal, state or local taxes of any kind required by law to be withheld by the Company with respect thereto. If any such amounts must be withheld by the Company and the Outside Director elects to pay such sums directly, written notice of that election shall be delivered to the Company prior to the grant of such Award, and payment in cash or by check of such sums for taxes shall be delivered within ten days after the date on which any taxes become due.

SECTION 10.  Adjustment in the Event of Changes of Common Stock.

         In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend (other than stock dividends of 5% or less, which shall not trigger an adjustment in the number of shares constituting an Award), recapitalization or other similar change in capitalization, the aggregate number and class of Common Stock available for grant under the Plan, and the number or kind of shares that would constitute an Award under Section 6, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 11.  Amendments and Termination.

         The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval or consent of the holders of a majority of the voting power of the outstanding shares of Common Stock:

         (a) increase (except as provided in Section 10) the maximum number of shares which may be issued pursuant to Awards granted under the Plan;

         (b) materially modify the requirements for eligibility for participation under the Plan; or

         (c) materially increase the benefits accruing to participants under the Plan, unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by any applicable rules and regulations of, or any agreement with, the American Stock Exchange, Inc. or any other national securities exchange on which the Common Stock may then be listed or (iii) in order to make available to any recipient of an Award the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act or any similar or successor rule.

In no event, however, may the Plan be amended more than once in a six-month period.

SECTION 12.  Miscellaneous Provisions.

         (A) Nothing in the Plan or any grant shall confer upon any Outside Director the right to be nominated for re-election to the Board.

         (B) An Outside Director's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except pursuant to a qualified domestic relations order or, in the event of an Outside Director's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Outside Director in the Plan shall be subject to any obligation or liability of such individual.

         (C) No shares shall be granted hereunder unless counsel for the Company shall be satisfied that such grant will be in compliance with applicable federal, state or other securities laws.

         (D)  The expenses of the Plan shall be borne by the Company.

         (E) By accepting any Award under the Plan, each Outside Director or beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Board.

         (F) The appropriate officers of the Company shall cause to be filed any reports, return or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule or regulation.

SECTION 13.  Effectiveness of the Plan.

         The Plan shall be submitted to the shareholders of the Company for approval and adoption. The Plan shall not be effective unless and until the Plan has been so approved and adopted by the Company's shareholders, or the Committee shall have received an opinion of legal counsel to the effect that such approval is not required by law or in order to make available to any recipient of an Award the benefits of Rule 16b-3 promulgated under the Exchange Act; provided, however, that grants of Awards under the Plan may be made prior to such approval as long as such grants are made subject to such approval.

SECTION 14.  Governing Law.

         The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Texas.

                                FIRST AMENDMENT
                                       TO
                       FRIEDMAN INDUSTRIES, INCORPORATED
                     1995 NON-EMPLOYEE DIRECTOR STOCK PLAN


         1. Section 2(C) of the Friedman Industries, Incorporated 1995 Non-Employee Director Stock Plan (the "Plan") is hereby deleted in its entirety and replaced by the following:

                 "(C)     "Committee" shall mean a committee of one or more
         members of the Board."

         2. Except as expressly amended by this First Amendment, the Plan shall continue in full force and effect in accordance with its terms.

         3. The effective date of this First Amendment shall be August 22, 1997.


Board of Directors Approval:  September 25, 1997